UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2014

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AOXING PHARMACEUTICAL COMPANY, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-24185	65-0636168
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

444 Washington Blvd., Suite 3338, Jersey City, New Jersey 07310
(Address of Principal Executive Office) (Zip Code)

(646) 367 1747
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On October 4, 2014 the Registrant entered into Agreements to Purchase AXN Shares with 22 of its employees.  The 22 Agreements contemplate that the Registrant will sell to the employees a total of 4,527,830 shares of common stock for a total of $1,177,235.77 or $0.26 per share.

Included among the 22 employee-purchasers are the following related parties:

Purchaser	Relationship to Company	Shares
Guoan Zhang	Acting Chief Financial Officer	356,473
Yujia Yue	Niece of CEO	18,762
Yifa Yue	Son of CEO	406,504

The remainder of the purchasers are also employees of the Registrant, including several non-executive members of management.

The Registrant is currently not in compliance with the continued listing standards of the NYSE MKT (the "Exchange").  The Exchange has granted the Registrant extensions of time within which to regain compliance. One condition of the extensions is that any issuance of additional shares by the Registrant during the extension period must be pre-approved by a management committee of the Exchange. The Agreements to Purchase AXN Shares provide, therefore, that the sales will not occur unless the approval of the Exchange has been granted.

 Item 9.01                      Financial Statements and Exhibits

Exhibits

10-a           Form of Agreement to Purchase AXN Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Aoxing Pharmaceutical Company, Inc.

Date: October 7, 2014	By:	/s/ Zhenjiang Yue Zhenjiang Yue, Chief Executive Officer